Press Contact:  Robert F. Baker Jr.
                (212) 783-6299



SALOMON INC REPORTS ADJUSTMENT TO PRELIMINARY 1994 RESULTS


NEW YORK, FEBRUARY 27, 1995 -- Salomon Inc today announced that in connection with the completion of its 1994 financial statements, it is revising its preliminary results released on February 2. There are two revisions.

As previously reported, the Company took charges arising from detailed reviews of general ledger accounts and supporting databases for Salomon Brothers' interest rate swaps business. Additional errors, which the Company believes were unintentional, have since been discovered resulting in an after-tax charge of $35 million ($61 million pre-tax) relating almost entirely to a 1988 yen swap transaction. These errors were discovered due to the cross checking procedures the Company is now applying. The yen swap error existed in an account that the Company believed had been reconciled in January 1991. The application of these cross checking procedures globally to all Salomon Brothers swap accounts indicates that, with the charges now taken, swap-related general ledger balances are appropriately supported.

The second revision is an income statement reclassification with no impact on total revenues or net income. It reclassifies revenues previously attributed to principal transactions as instead being revenues from interest and dividends. The effect of this reclassification is to increase interest and dividend revenues by $328 million and $182 million respectively in 1994 and 1993, and to decrease principal transaction revenues by the same amounts for those years. The misclassifications arose because the computer systems did not accurately distinguish between interest income and principal gains and losses upon the redemption of certain non-dollar securities, principally Mexican Tesobonos and Cetes.
The misclassifications had no effect on the reported results of any of our business units.

Robert E. Denham, Chairman and CEO of Salomon Inc, said "Nothing is more important to this Company than an absolute insistence on the highest possible standards of control and of accuracy in reporting. We must have both people and systems that can achieve the high standards which our shareholders expect. We will therefore accelerate the implementation of a variety of steps to strengthen our financial reporting and control procedures. We are also making appropriate changes in Financial Division and Operations personnel. Finally, our external auditors have stated to us that these items were not uncovered in prior year audits. Accordingly, the Board will look with particular care this year at the designation of outside auditors."

Selected financial information and the consolidated statement of income, revised for these changes, is attached.

                    SALOMON INC AND SUBSIDIARIES
                   Selected Financial Information
             (Dollars in millions, except per share data)

                                          Quarter ended     Year ended
                                           December 31,     December 31,
                                           1994   1993      1994    1993
SUMMARY OF OPERATING RESULTS BY
 SEGMENT:
 Income (loss) before taxes and
  change in accounting principles:
  Salomon Brothers' business unit
   contributions:
   Client-Driven Business               $ (110)  $  354   $ (636) $1,159
   Proprietary Trading Businesses          (28)     508      (49)    416
   Unallocated charges
    (see Note below)                      (278)       -     (278)      -
                                         ------   ------   ------  ------
    Total Salomon Brothers                (416)     862     (963)  1,575
  Phibro Division                          (24)     (21)      81     (15)
  Phibro USA                                 5      (31)      18     (46)
  Corporate and Other                       14       (3)      33     (49)
                                         ------   ------   ------  ------
  Income (loss) before taxes and
   cumulative effect of change in
   accounting principles                $ (421)  $  807   $ (831) $1,465
                                         ======   ======   ======  ======

Salomon Brothers' revenues, net of
 interest expense:
 Client-Driven Business:
  Global investment banking             $  109   $  250   $  486   $  791
  Fixed income secondary markets           153      446      360    1,612
  Equity secondary markets                   4      194      187      536
  Foreign exchange                           5       54      (63)     204
  Private Investment Department and
   asset management                         20       32       69       96
                                         ------   ------   ------   ------
   Total Client-Driven Business            291      976    1,039    3,239
 Proprietary Trading Businesses             43      689      317      896
Unallocated charges (See Note below)      (278)       -     (278)       -
                                         ------   ------   ------   ------
   Total Salomon Brothers' revenues,
    net of interest expense             $   56   $1,665  $ 1,078   $4,135
                                         ======   ======   ======   ======

RETURN ON AVERAGE COMMON STOCKHOLDERS'
 EQUITY BEFORE CUMULATIVE EFFECT OF
 CHANGE IN ACCOUNTING PRINCIPLES:
 Primary                                 (19.2)%   47.7%   (11.7)%   21.9%
 Fully diluted*                          (19.2)%   39.9%   (11.7)%   19.3%
                                         ======   ======   ======   ======

PER COMMON SHARE:
 Cash dividends                        $  0.16  $  0.16  $  0.64  $  0.64
 High market price                          42   50 1/2   52 3/4   51 7/8
 Low market price                           35   41 1/2       35   34 3/8
 Ending market price                    37 1/2   47 5/8   ======   ======
 Book value at year-end                  32.65    37.93
                                        ======   ======

AT YEAR-END (in billions):
 Total assets                            $  173   $  185
 Average assets for the quarter             175      181
 Common and convertible preferred
  equity                                    4.2      4.9
 Perpetual preferred equity                 0.3      0.3
                                         ======   ======

* Assumes conversion of convertible notes and redeemable preferred stock, unless such assumptions result in a higher return on equity than determined under the primary method.

Note: Salomon Brothers' unallocatd charges for 1994 (full year and fourth quarter) include $61 million attributable to the additional interest rate swap differences discussed herein.

                  SALOMON INC AND SUBSIDIARIES
               Consolidated  Statement of Income
         (Dollars in millions, except per share data)

                                          Quarter ended       Year ended
                                           December 31,      December 31,
                                           1994     1993     1994     1993
Revenues:
 Interest and dividends
  (see Note below)                       $1,635   $1,444   $5,902   $6,171
 Principal transactions
  (see Note below)                         (326)     965     (560)   1,482
 Investment banking                         109      250      486      791
 Commissions                                 79       79      336      285
 Other                                       31       26      114       70
                                          ------   ------   ------  ------
  Total revenues                          1,528    2,764    6,278    8,799
 Interest expense                         1,432    1,080    4,892    4,600
                                          ------   ------   ------  ------
Revenues, net of interest expense            96    1,684    1,386    4,199
                                          ------   ------   ------  ------

Noninterest expenses:
 Compensation and employee-related          332      655    1,486    1,900
 Technology                                  65       61      255      262
 Occupancy                                   32       42      165      231
 Professional services and business
  development                                46       35      167      142
 Clearing and exchange fees                  17       15       70       62
 Other                                       25       69       74      137
                                          ------   ------   ------   ------
  Total noninterest expenses                517      877    2,217    2,734
                                          ------   ------   ------   ------

Income (loss) before taxes and
 cumulative effect of change in
 accounting principles                     (421)     807     (831)   1,465
Income tax expense (benefit)               (264)     331     (432)     601
                                          ------   ------   ------   ------
Income (loss) before cumulative
 effect of change in accounting
 principles                                (157)     476     (399)     864
Cumulative effect of change in
 accounting principles, net of
 tax benefit of $28                           -       -         -      (37)
                                          ------   ------   ------   ------
Net income (loss)                        $ (157)   $ 476   $ (399)  $  827
                                          ======   ======   ======   ======

EARNINGS PER SHARE:
Primary earnings (loss) before
 cumulative effect of change in
 accounting principles                   $(1.65)   $4.33   $(4.31)  $ 7.34
Cumulative effect of change in
 accounting principles                        -        -        -    (0.33)
                                          ------   ------   ------   ------
Primary earnings (loss)                  $(1.65)   $4.33   $(4.31)  $ 7.01
                                          ======   ======   ======   ======

Fully diluted earnings (loss)
 before cumulative effect of
 change in accounting principles*        $(1.65)   $3.64   $(4.31)  $ 6.57
Cumulative effect of change in
 accounting principles                        -        -        -    (0.29)
                                          ------   ------   ------   ------
Fully diluted earnings (loss)*           $(1.65)   $3.64   $(4.31)  $ 6.28
                                          ======   ======   ======   ======

WEIGHTED AVERAGE SHARES OF
 COMMON STOCK OUTSTANDING
 (in thousands):
For primary earnings per share          105,800  111,200  106,800  111,000
For fully diluted earnings per share    105,800  130,200  106,800  130,000
                                        =======  =======  =======  =======

* Assumes conversion of convertible notes and redeemable preferred stock, unless such assumptions result in higher earnings per share than determined under the primary method.

Note: Principal transactions for 1994 (full year and fourth quarter) were reduced by $61 million as a result of the interest rate swap differences discussed herein. In addition, to reflect the reclassification discussed herein, Interest and dividends revenues were increased and Principal transactions revenues were reduced as follows: 1994 full year - $328 million; 1994 fourth quarter - $225 million; 1993 full year - $182 million; 1993 fourth quarter - $20 million.